Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Giga-tronics Incorporated (the “Company”) on Form 10-QSB for the period ending December 24, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark H. Cosmez II, Vice President, Finance, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARK H. COSMEZ II
Mark H. Cosmez II VP Finance, CFO and Secretary
February 1, 2006